Exhibit 99.8

FORM OF SUBSCRIPTION AGREEMENT FOR LIMITED PUBLIC OFFERING

CLARKSTON FINANCIAL CORPORATIONLIMITED
LIMITED PUBLIC OFFERING OF COMMON STOCK

Subscription Instructions

1.	Prospectus: Read and carefully consider the Prospectus for this offering.

2.	Pay for Shares: Have a check issued payable to “Continental Stock Transfer & Trust Company, Subscription Agent” in an amount equal to the number of shares purchased multiplied by $_____ per share.

3.	Complete/Sign Subscription Agreement: Complete and sign the Subscription Agreement (page 5 if you are an individual or page 6 if you are purchasing the shares through a trust or business entity). All investors must complete and sign the Suitability Questionnaire on page 4.

4.	Mail Subscription Documents and Payment to:

Clarkston Financial Corporation
c/o Continental Stock Transfer & Trust Company, Subscription Agent
Reorganization Department
17 Battery Place, 8th Floor
New York, NY 10004

        You may also pay for subscribed shares by wire transfer, as follows:

Account Name:	Continental Stock Transfer & Trust Company

Bank:	As Agent for Clarkston Financial Corporation JP Morgan Chase Bank 52 Broadway, 6th Floor New York, New York 10004 Re: Clarkston Rights Offering

Account #:	475503880

ABA #:	02100021

5.     Questions: If you have questions about how to subscribe for Shares, please contact our Sales Agent:

John C. Donnelly
Donnelly Penman & Partners
17160 Kercheval Avenue
Grosse Pointe, Michigan 48230-1661
Telephone: (313) 446-9900
Fax: (313) 446-9955

IN ORDER TO SUBSCRIBE, THE SUBSCRIPTION DOCUMENTS AND PAYMENT MUST BE RETURNED BY _____________________, 2005.

Exhibit 99.8 - 1

CLARKSTON FINANCIAL CORPORATION

STOCK SUBSCRIPTION AGREEMENT

To the Directors:

        The undersigned (“Subscriber”), having read the Prospectus dated _______________, 2005 of Clarkston Financial Corporation, a Michigan corporation (the “Corporation”), and in sole reliance on the information contained therein, hereby subscribes for and agrees to purchase the number of shares of Common Stock of the Corporation at $_______ per share indicated on page 5 (or page 6, as applicable) of this Subscription Agreement.

        The Subscriber hereby certifies that the shares are subscribed in good faith in the Subscriber’s own right and that the Subscriber is not acting as agent or attorney for any undisclosed individual or entity.

        The undersigned encloses herewith a check or checks payable to “Continental Stock Transfer & Trust Company, Subscription Agent” in an amount equal to $_______ for each share subscribed. Alternatively, the undersigned has transferred such amount by wire to such Subscription Agent. The amounts payable by check or wire transfer are referred to in this Subscription Agreement as the “Subscription Funds.” Upon acceptance of the undersigned’s subscription by the Corporation, the Subscriber’s Subscription Funds will be delivered by the Subscription Agent to the Corporation in payment of the Subscriber’s required subscription payment. As soon as practicable after the sale of the shares, the shares registered in the name of the Subscriber, together with a copy of the Subscription Agreement executed by the Corporation, will be delivered to the Subscriber at the address set forth at the end of this Subscription Agreement.

        If for any reason the Corporation does not accept the Subscriber’s subscription for shares, then the cash paid by the Subscriber for shares will be returned without interest or deduction. The Corporation will not pay to the Subscriber any interest on the Subscriber’s Subscription Funds.

        The Subscriber understands that the Corporation reserves the right to reject in whole or in part any offers to subscribe and to allocate a lesser number of shares to the Subscriber in the event of oversubscription. The Subscriber also understands that until the date the Corporation accepts the Subscriber’s subscription (if accepted), the Corporation has the right to return in full the Subscription Funds, thereby canceling this Subscription Agreement.

        The Subscriber’s rights in and under this Subscription Agreement may not be assigned, transferred, or otherwise hypothecated or alienated without prior approval of the Corporation.

Exhibit 99.8 - 2

        The Subscriber hereby represents, warrants and agrees to the Corporation as follows:

1.	The Subscriber understands that this agreement is irrevocable and will survive the Subscriber’s death or disability and will be binding upon the Subscriber’s heirs, executors, administrators and permitted successors and assigns.

2.	The Subscriber has the knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of the purchase of the shares.

3.	The Subscriber is a resident of the following state: ______________________________________.

PLEASE RETURN THIS SUBSCRIPTION AGREEMENT TO OUR SUBSCRIPTION AGENT:

Clarkston Financial Corporation
c/o Continental Stock Transfer & Trust Company, Subscription Agent
Reorganization Department
17 Battery Place, 8th Floor
New York, NY 10004

Exhibit 99.8 - 3

ALL INVESTORS MUST COMPLETE:

DONNELLY PENMAN & PARTNERS

Suitability Questionnaire

THE COMPLETION OF THIS QUESTIONNAIRE BY EACH INVESTOR IS
NECESSARY FOR DONNELLY PENMAN & PARTNERS TO
COMPLY WITH MEMBERSHIP REQUIREMENTS OF THE NATIONAL
ASSOCIATION OF SECURITIES DEALERS, INC.

PERSONAL

NAME: __________________________________ SOCIAL SECURITY #: __________________________ DATE OF BIRTH: ______________________________	ADDRESS: __________________________________ __________________________________ __________________________________

I AM ASSOCIATED WITH ANOTHER BROKER/DEALER OR NASD MEMBER FIRM:         YES [__]     NO [__]

FINANCIAL

EST. ANNUAL COMPENSATION	EST. LIQUID NET WORTH (EXCLUDING PERSONAL RESIDENCE)	EST. TOTAL NET WORTH
[__] $0 - $50,000	[__] $0 - $250,000	[__] $0 - $250,000
[__] $50,001 - $100,000	[__] $250,001 - $500,000	[__] $250,001 - $500,000
[__] $100,001 - $200,000	[__] $500,001 - $1,000,000	[__] $500,001 - $1,000,000
[__] $200,001 - OVER	[__] $1,000,000 - OVER	[__] $1,000,000 - OVER

MY INVESTMENT OBJECTIVES ALLOW SPECULATION:         YES [__]     NO [__]

INVESTMENT OBJECTIVES

PRIMARY OBJECTIVE (SELECT ONE)	SECONDARY OBJECTIVE (SELECT ONE)	RISK TOLERANCE (SELECT ONE)
GROWTH [__]	GROWTH [__]	AGGRESSIVE [__]
CURRENT INCOME [__]	CURRENT INCOME [__]	MODERATE [__]
CAPITAL PRESERVATION [__]	CAPITAL PRESERVATION [__]	CONSERVATIVE [__]
LIQUIDITY [__]	LIQUIDITY [__]

INVESTMENT EXPERIENCE: N = NONE, M = MODERATE, E = EXTENSIVE

COMMON STOCKS: ___________________________________     PREFERRED STOCK: ___________________________________

CORPORATE BONDS: ___________________________________     OPTIONS: ___________________________________

___________________________________
Customer Signature             Date

___________________________________
DP Representative             Date

___________________________________
DP Supervisor             Date

MEMBER	NASD 17160 Kercheval Avenue, Grosse Pointe, Michigan 48230-1661 Phone (313) 446-9900 Fax (313) 446-9955 Member SIPC

Exhibit 99.8 - 4

TO BE COMPLETED BY INDIVIDUAL INVESTORS:

SHARES SUBSCRIBED; PAYMENT

STEP ONE: SHARES SUBSCRIBED: The undersigned hereby subscribes for the following number of shares of Common Stock:

_______________________ shares	(Minimum - _______ Shares)* (Maximum - _______ Shares)*

STEP TWO: AMOUNT OF PAYMENT: The undersigned encloses herewith a check payable to "Continental Stock Transfer & Trust Company, Subscription Agent" in the following amount (number of shares subscribed for times $_______ per share equals amount of payment) or, the undersigned has made a wire transfer of this amount to the Subscription Agent: $_________________

STEP THREE: TYPE OF OWNERSHIP: The form of ownership of the Common Stock by the Subscriber is indicated by the box checked below:

[__] Subscribing individually [__] Subscribing as Joint Tenants with Rights of Survivorship (each joint tenant must then sign)	[__] Subscribing as Tenants by the Entirety (husband and wife situation only; each must sign)

STEP FOUR: SIGNATURE: IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on this _____ day of _______________, 2005. (Please sign in exact name(s) of Subscriber(s). If subscribing as Joint Tenants with Right of Survivorship or Tenants by the Entirety, all must sign below.)

____________________________________________
        Printed Name of Subscriber

____________________________________________

____________________________________________
                (Address)

By:_________________________________________
                Signature

____________________________________________
Daytime Phone Number

____________________________________________
Social Security Number	_______________________________________
      Printed Name of Subscriber

_______________________________________

_______________________________________
               (Address)

By:____________________________________
               Signature

_______________________________________
Daytime Phone Number

_______________________________________
Social Security Number

* Unless waived by Clarkston Financial Corporation.

ACCEPTED:

Clarkston Financial Corporation

By: _________________________________

As its: _________________________________

Date:__________________, 2005.

Exhibit 99.8 - 5

TO BE COMPLETED BY NON-INDIVIDUAL INVESTORS:

SHARES SUBSCRIBED; PAYMENT

STEP ONE: SHARES SUBSCRIBED: The undersigned hereby subscribes for the following number of shares of Common Stock:

_______________________ shares	(Minimum - _______ Shares)* (Maximum - _______ Shares)*

STEP TWO: AMOUNT OF PAYMENT: The undersigned encloses herewith a check payable to "Continental Stock Transfer & Trust Company, Subscription Agent" in the following amount (number of shares subscribed for times $_______ per share equals amount of payment) or, the undersigned has made a wire transfer of this amount to the Subscription Agent: $_________________

STEP THREE: TYPE OF OWNERSHIP: The form of ownership of the Common Stock by the Subscriber is indicated by the box checked below:

[__] Corporation [__] LLC	[__] Trust [__] Other;

Date of Formation/Organization: __________________________________
Jurisdiction of Organization (n/a to trusts): ________________________________

STEP FOUR: SIGNATURE: IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on this _____ day of _______________, 2005 and represents that he or she is fully authorized to do so on behalf of the subscriber.

__________________________________________________________________
        Full Legal Name of Subscriber (Trust or Entity)

____________________________________________
                (Address)

____________________________________________
                (Address)

By:_________________________________________
                Signature

____________________________________________
Print Name of Person Signing
_______________________________________ Tax ID Number _______________________________________ Phone Number _______________________________________ Title/Capacity of Person Signing

* Unless waived by Clarkston Financial Corporation.

ACCEPTED:

Clarkston Financial Corporation

By: _________________________________

As its: _________________________________

Date:__________________, 2005.

Exhibit 99.8 - 6